Execution Copy

                              FORBEARANCE AGREEMENT


            This Forbearance Agreement (this "Agreement") made as of this 28th day of February, 2002 by and among (i) Perryville III Trust, a trust created under the laws of the state of New York pursuant to a trust agreement dated as of December 16, 1994 (the "Landlord"), (ii) BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, not in its individual capacity but solely in its capacity as Owner Trustee of Perryville III Trust (the "Owner Trustee"), (iii) Foster Wheeler Realty Services, Inc., a Delaware corporation ("FWRS"), (iv) Foster Wheeler LLC, a Delaware limited liability company (together with FWRS, the "Tenants" and each a "Tenant"), (v) Lombard US Equipment Finance Corporation, a New York corporation (the "Owner Participant"),
(vi) National Westminster Bank Plc (the "Agent") and (vii) the banks listed on
Schedule I to that certain Construction Loan Agreement dated as of December 16, 1994, among the Landlord, as Borrower, the lenders party thereto and their permitted successors and assigns (the "Lenders") and the Agent.

            WHEREAS, the Tenants and the Landlord have entered into that certain Master Lease, dated as of December 16, 1994 (as the same has been and may hereafter be amended, modified or supplemented from time to time, the "Master Lease");

            WHEREAS, the Tenants have not made and have informed the Agent that they will not make either the Expiration Payment or the payment of the Purchase Price on the Expiration Date as required under Paragraph 28 of the Master Lease, as a result of which the Agent, the Landlord and the Lenders are entitled to immediately exercise their rights and remedies under and in accordance with the Operative Documents (including, without limitation, the right to foreclose on the Property);

            WHEREAS, the Tenants have requested that the Agent, the Landlord, the Lenders and the Owner Participant agree to forbear from exercising their rights and remedies against the Tenants for a certain period of time subject to the terms and conditions set forth herein;

            WHEREAS, the Agent, the Landlord, the Required Lenders and the Owner Participant are willing to agree to forbear from exercising their rights and remedies against the Tenants for a certain period of time, but only on the terms and conditions set forth herein; and

      WHEREAS, the Agent, the Landlord, the Required Lenders and the Owner Participant have agreed to amend the Master Lease pursuant to the terms and conditions set forth herein;

            NOW, THEREFORE, based on these premises, and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tenants, the Landlord, the Agent, the Owner Participant and the Required Lenders signatory hereto hereby agree as follows:

      1. Definitions. The capitalized terms set forth herein, and not otherwise defined herein shall have the meanings given to such terms in the Master Lease.

      2.    Acknowledgment of Obligations.

            (a) Each of the Tenants hereby acknowledges and agrees that, as of the Expiration Date, the Tenants are unconditionally liable and indebted to the Lenders and the Owner Participant under the Master Lease and the other Operative Documents in the amount of $32,903,815.70, together with such interest thereon, fees, expenses and other obligations that have accrued under the Operative Documents (including, without limitation, the fees and expenses of counsel to the Agent), all of which obligations are due and payable on the date hereof. Each of the Tenants hereby acknowledges and agrees that no Tenant has any defenses, counterclaims or rights of set-off with respect to the foregoing obligations. Each of the Tenants hereby acknowledges and agrees that all of its liabilities and obligations under this Agreement are secured by the Collateral (as defined in the Fee Mortgage).

            (b) Each of the Tenants hereby ratifies and confirms its obligations under the Fee Mortgage and hereby acknowledges and agrees that the Fee Mortgage remains in full force and effect.

      3. Acknowledgment of Occurrence of Events of Default. Each of the Tenants acknowledges and agrees that the Specified Events of Default have occurred and are continuing under the Master Lease, the Loan Agreement, the Fee Mortgage and the Lessor Mortgage and that, as a consequence, the Agent, the Landlord, the Lenders and the Owner Participant have the right to immediately exercise their rights and remedies under and in accordance with the Operative Documents. Each of the Tenants acknowledges and agrees that the agreement to forbear by the Agent, the Landlord, the Lenders and the Owner Participant hereunder shall not be construed as a waiver or release of any of the Specified Events of Default or any other events of default under the Operative Documents which may exist on the date hereof or arise hereafter, and all rights and remedies available to the Agent, the Landlord, the Lenders and the Owner Participant under the Operative Documents, at law or in equity, are hereby preserved. The term "Specified Events of Default" means any Event of Default which is specified on Schedule A.

      4. Forbearance. On the terms and conditions hereof (including, without limitation, the conditions precedent set forth in Section 8 below) and continuing to, but not including, the Forbearance Termination Date (as defined below), the Agent, the Landlord, the Required Lenders and the Owner Participant shall forbear from exercising their rights and remedies with respect to the Specified Events of Default. The Forbearance Termination Date shall mean the earlier of (a) 12:00 Noon (New York City time) April 15, 2002; (b) the date of the termination of the waivers granted pursuant to that certain Amendment No. 1 and Waiver relating to the Second Amended and Restated Revolving Credit Agreement dated as of May 25, 2001 (as amended, modified and supplemented from time to time, the "Credit Agreement") among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Energy International, Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of

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


America, N.A. as administrative agent, First Union National Bank, as syndication agent, and ABN AMRO Bank N.V., as documentation agent, arranged by Banc of America Securities LLC, as lead arranger and book manager, and ABN AMRO Bank N.V., First Union Capital Markets, Greenwich Natwest Structured Finance Inc. and Toronto Dominion Bank, as arrangers; (c) the occurrence of any default with respect to any Indebtedness (as defined in the Credit Agreement) of any Restricted Entity (as defined in the Credit Agreement) or the occurrence of any event or condition which results in the acceleration of the maturity of any Indebtedness of any Restricted Entity or enables the holder of such Indebtedness or any person acting on such holder's behalf to accelerate the maturity thereof;
(d) the payment by the Tenants or any of their Subsidiaries of any principal of Indebtedness of any Restricted Entity other than payment under the Master Lease;
(e) the occurrence of a breach by any Tenant of any covenant, term, condition or other provision of this Agreement; and (f) the occurrence of any Event of Default (other than the Specified Events of Default) under the Master Lease or any of the other Operative Documents. Without limiting in any way the rights and remedies of the Agent, the Landlord, the Lenders and the Owner Participant hereunder, the provisions of Section 4 of this Agreement shall terminate on the Forbearance Termination Date and all other terms and conditions contained herein shall survive.

      5. Amendments to the Master Lease. Paragraph 21(d)(i) of the Master Lease is hereby amended by deleting the first sentence and the words "If, notwithstanding the intention of the parties, a court of competent jurisdiction determines that transaction represented by this Lease will be treated as a financing transaction, then in such event" at the beginning of the second sentence and inserting in lieu thereof the following:

                  "It is the intention of the parties that the
            Tenant shall treat the Lease, for accounting purposes, as an operating lease, and for all other purposes, including federal, state and local income tax, and commercial law and bankruptcy purposes,"

      6. Agreements. (a)Rent. Pursuant to Paragraph 4(c) of the Master Lease, on March 29, 2002 and on April 15, 2002, the Tenants shall make monthly rental payments to the Landlord in an amount equal to $324,235.52 which constitutes 150% of the January 2002 rental payment.

            (b) Election to Purchase. The Tenants jointly and severally agree and hereby irrevocably elect, and the parties hereto hereby consent to such election, notwithstanding the failure of the Tenants to give notice one hundred eighty (180) days prior to the Expiration Date, to purchase, or cause a designee to purchase, the Improvements for the Purchase Price.

            (c) Penalty Fee. The Tenants shall pay on the Forbearance Termination Date a fee to each of the Required Lenders and the Owner Participant of 50 basis points of its outstanding Loans (as defined in the Construction Loan Agreement) and Equity Investment Amount (as defined in the Participation Agreement), respectively, in the event that the Tenants, or a designee of the Tenants, have not purchased the Property for the Purchase Price on or prior to the Forbearance Termination Date. The acceptance by the Required Lenders and the Owner Participant of such fee shall not

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


constitute a waiver of an Event of Default or the rights and remedies under the Operative Documents, or at law or in equity or otherwise, that the Agent, the Lenders, the Owner Participant or the Landlord may have.

      7. Covenants of the Tenants. The Tenants jointly and severally hereby agree that:

            (a) they shall not and their Subsidiaries shall not incur any Indebtedness which is, or procure the issuance of any letter of credit the reimbursement obligation in respect of which would be, guaranteed by or otherwise considered Indebtedness of any of the borrowers or the guarantors under the Credit Agreement or any of their domestic Subsidiaries (collectively, the "Restricted Entities"), other than Performance Letters of Credit (as defined in the Credit Agreement) issued pursuant to the Credit Agreement; provided that Parent may guarantee performance bonds or performance letters of credit of any Subsidiary other than a Restricted Entity;

            (b) they shall not and no Restricted Entity shall make any Investment in any Special Purpose Subsidiary;

            (c) they will not suffer there to be any reduction in the amount of financing available to them and/or their Subsidiaries under, or any default under or in connection with, or any other event or condition which would permit a reduction in the amount of financing available under the Receivables Purchase Agreement among Foster Wheeler Funding Corporation, Foster Wheeler Capital & Finance Corporation, Market Street Funding Corporation and PNC Bank, National Association dated as of September 25, 1998, as amended;

            (d) they will cooperate with the Agent to resolve in a mutually satisfactory manner the issues in connection with the Property not constituting a separate lot for tax purposes from the Perryville Corporate Park;

            (e) they will not and they will not permit any Subsidiary to, assign, transfer, invest in or grant a security interest or Lien in or upon any of their assets, cash or other property to any person, including without limitation, the parties to the Credit Agreement;

            (f) they will use their best efforts to refinance the Property and will remain in occupancy on the Property until the Forbearance Termination Date;

            (g) they will provide to the Agent copies of all offers and proposals they or Cushman & Wakefield receive in connection with the refinancing of the Property and will allow the Agent to communicate directly with Cushman & Wakefield regarding the refinancing of the Property; PROVIDED that the Agent notifies the Tenants in advance of such communication and permits the Tenants to participate in such communication; and

            (h) they will provide reasonable access during normal business hours to all of the Tenants' financial, operating and business information at the Tenants'

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


location, as the Agent may reasonably request for the purpose of monitoring the Collateral and financial condition of the Tenants.

      8.    Conditions Precedent.

      The effectiveness of Section 4 of this Agreement shall be subject to the satisfaction of the following conditions precedent:

            (a) Receipt by the Agent of this Agreement executed by the Tenants, the Landlord, the Owner Trustee, the Agent, the Owner Participant and the Required Lenders.

            (b) Receipt by each of the Required Lenders and the Owner Participant executing this Agreement of a fee of 50 basis points of its outstanding Loans (as defined in the Construction Loan Agreement) and Equity Investment Amount (as defined in the Participation Agreement), respectively.

            (c) Receipt by the Agent of certificates of insurance or other satisfactory assurances evidencing the Tenants' maintenance of insurance in accordance with Paragraph 17 of the Master Lease.

            (d) Receipt by the Agent of payment by the Tenants of all accrued fees and expenses of Agent, its counsel and consultants.

      9. Fees. The Tenants jointly and severally agree to pay and reimburse the Agent, the Landlord, the Lenders, the Owner Trustee and the Owner Participant and any of their advisors or consultants for fees and expenses, including, without limitation, appraisal fees, title insurance charges and the fees and disbursements of counsel, accountants, consultants or other advisors, incurred in connection with (i) the Master Lease and the other Operative Documents and any amendments, modifications or waivers thereto, including, without limitation, the preparation, execution and delivery of this Agreement and any instrument delivered in connection herewith, (ii) the enforcement of the Landlord's, the Lenders' and the Owner Participant's rights under the Master Lease and the other Operative Documents and (iii) the negotiation and documentation of any potential refinancing or restructuring (whether or not such refinancing or restructuring is consummated) of the Tenants. All such fees, costs and expenses shall be payable on demand and shall be secured by the Property to the extent such Property is secured by the Fee Mortgage.

      10. Representations and Warranties. In order to induce the Agent, the Landlord, the Required Lenders and the Owner Participant to enter into this Agreement, each of the Tenants represents and warrants to the Agent, the Landlord, the Required Lenders and the Owner Participant that:

            (a) The Tenants jointly and severally represent and warrant that subject in the case of Paragraph 32(h) to matters disclosed in writing to the Lenders and Owner Participant prior to the effective date of this Agreement, the representations and

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


warranties of the Tenants set forth in Paragraph 32 of the Master Lease are true and correct in all material respects.

            (b) The Agent, the Lenders and the Owner Participant have a valid, enforceable and fully perfected first priority security interest in the Property subject to no Liens other than Permitted Encumbrances.

            (c) Except as otherwise provided herein, no Event of Default exists as of the date hereof, no Event of Default would result from the execution, delivery or consummation of the transactions contemplated by this Agreement and no default exists under any of the Tenants' financing documents or material contracts or agreements.

      11. Remedies. The Tenants specifically agree that, upon and at any time after the Forbearance Termination Date, the Agent, the Lenders and the Owner Participant may exercise or enforce any or all of their rights and remedies under this Agreement, the Master Lease, the Operative Documents, and/or applicable law against the Tenants.

      12. Indemnification. The Tenants shall indemnify the Agent, the Landlord, the Required Lenders and the Owner Participant and each of their respective officers, directors, agents, employees, attorneys, accountants, consultants, and controlling persons (each, an "Indemnitee"), and hold them harmless, from and against any and all liabilities, obligations, losses, taxes, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any Indemnitee in connection with or in any way relating to or arising out of this Agreement, the Master Lease, the other Operative Documents or the transaction contemplated hereby or thereby (including, without limitation, reasonable fees, expenses and disbursements of counsel); provided that no Tenant shall be liable to any Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnitee (as finally determined by a court of competent jurisdiction).

      13.   Miscellaneous Provisions.

            13.1. Notices. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address or telex or telecopier number set forth in the Operative Documents or at such other address or telex or telecopier number as any party hereto may hereafter specify to the others in writing. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

            13.2. No Waiver of Rights. No failure to exercise nor any delay in exercising, on the part of the Agent, the Landlord, the Lenders or the Owner Participant,

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


any right, remedy, power or privilege under the Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

            13.3. Operative Documents. Except as modified or provided herein or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Operative Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Agent, the Landlord, the Lenders or the Owner Participant of any of their rights and remedies, all of which rights and remedies are expressly reserved and not waived. Except as otherwise provided herein, each agreement, covenant, representation and warranty of each of the Tenants hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by such Tenant. It is further acknowledged and agreed by the Tenants that the Expiration Date has not been amended by this Agreement.

            13.4. Successors. This Agreement shall be binding upon and inure to the benefit of each of the Tenants, the Agent, the Landlord, the Lenders and the Owner Participant and their respective successors, heirs and assigns, except that no Tenant may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent, the Landlord, the Lenders and the Owner Participant.

            13.5. Additional Documents. The Tenants shall execute such documents and agreements as the Agent, the Landlord, the Required Lenders and the Owner Participant may at any time and from time to time reasonably request in connection with the transactions contemplated hereby.

            13.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

            13.7. Submission to Jurisdiction; Waiver of Trial by Jury.

            (a) For purposes of any action or proceeding involving this Agreement, each of the Tenants hereby submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based on lack of personal jurisdiction, improper venue or forum non conveniens.

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


            (b) EACH OF THE TENANTS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            13.8. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.9. Descriptive Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

            13.10. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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




            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective duly authorized officers as of the date first written above.


                                        PERRYVILLE III TRUST


                                        By: BNY Midwest Trust Company, as
                                        successor trustee to Harris Trust and
                                        Savings Bank, not in its individual
                                        capacity but solely in its capacity as
                                        Owner Trustee of Perryville III Trust


                                        By: /s/ Cynthia Davis
                                        -------------------------------------
                                            Name: Cynthia Davis
                                            Title: Assistant Vice President


                                        BNY MIDWEST TRUST COMPANY, as successor
                                        trustee to Harris Trust and Savings
                                        Bank, not in its individual capacity but solely in its capacity as Owner Trustee of Perryville III Trust


                                        By: /s/ Cynthia Davis
                                        -------------------------------------
                                            Name: Cynthia Davis
                                            Title: Assistant Vice President


                                        FOSTER WHEELER REALTY SERVICES, INC., a
                                        Delaware corporation


                                        By: /s/ Robert D. Iseman
                                        -------------------------------------
                                            Name: Robert D. Iseman
                                            Title: Treasurer


                                        FOSTER WHEELER LLC, a Delaware limited
                                        liability company


                                        By: /s/ Robert D. Iseman
                                        -------------------------------------
                                            Name: Robert D. Iseman
                                            Title: VP & Treasurer

                     Signature Page to Forbearance Agreement


AGENT, LENDERS, AND OWNER PARTICIPANT:

NATIONAL WESTMINSTER BANK Plc, as Agent



By: /s/ Richard Freedman
    -------------------------------------
    Name: Richard Freedman
    Title: Senior Vice-President



NATIONAL WESTMINSTER BANK Plc, as Lender



By: /s/ Richard Freedman
    -------------------------------------
    Name: Richard Freedman
    Title: Senior Vice-President



BANK OF MONTREAL, as Lender



By:
   --------------------------------------------------
   Name:
   Title:



THE BANK OF NOVA SCOTIA, as Lender



By: /s/ Brian S. Allen
    -------------------------------------
    Name: Brian S. Allen
    Title: Managing Director



FIRST UNION NATIONAL BANK, as Lender

SUCCESSOR IN INTEREST TO FIRST FIDELITY BANK,
NATIONAL ASSOCIATION



By: /s/ Christopher Jersey
    -------------------------------------
    Name: Christopher Jersey
    Title: Senior Vice-President

                     Signature Page to Forbearance Agreement


LOMBARD US EQUIPMENT FINANCE CORPORATION


By: /s/ Christopher Hunter
    -------------------------------------
    Name: Christopher Hunter
    Title: Assistant Secretary

                                   SCHEDULE A



                          (Specified Events of Default)



1. The Event of Default under Paragraph 20(a)(i) of the Master Lease for failure to pay the Purchase Price or Expiration Payment on the date such payment is due.



2. The Event of Default arising from the failure of the Tenants to comply with the financial covenants contained in Paragraph B.1.(a) of Exhibit C to the Master Lease and Paragraph B.1.(b) of Exhibit C to the Master Lease.



3. The Events of Default arising under Section II(A)(1) of the Fee Mortgage for (i) the Tenants' default in the performance of its obligations under the Master Lease, (ii) the occurrence of a Default under the Loan Agreement and (iii) the occurrence of an Event of Default under the Master Lease.



4. The Event of Default arising under Section II(A)(2) of the Lessor Mortgage for the occurrence of a Default or an Event of Default under the Loan Documents (as defined in the Lessor Mortgage).